UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 5, 2006

LSI LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 5, 2006, LSI Logic Corporation (“LSI” or the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Semiconductor Components Industries, LLC (“SCI”), a wholly-owned subsidiary of ON Semiconductor Corporation (“ON”). Under the terms of the Purchase Agreement, LSI will sell and transfer to SCI all right, title and interest in the Gresham, Oregon facility, including, real property, tangible personal property, certain intellectual property, other specified manufacturing equipment, and related information. The aggregate purchase price for the acquired assets will be approximately $105,000,000. SCI will pay LSI $10,500,000 on or about the signing date (April 5, 2006). In addition, SCI will pay LSI $79,500,000 at the closing of the transaction and the remainder 90 days after the closing of the transaction. The transaction is expected to close after the satisfaction or waiver of all conditions set forth in the Purchase Agreement, including any necessary regulatory approvals. At the closing of the transaction, the parties will enter into ancillary agreements, including, but not limited to, a wafer supply agreement.
Item 8.01 Other Events
     The Company’s news release announcing the Purchase Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	LSI Logic Corporation News Release issued April 6, 2006*

*	Furnished, not filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION, a Delaware corporation
By:	/s/ David G. Pursel
David G. Pursel
Vice President, General Counsel and Corporate Secretary

Date: April 6, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	LSI Logic Corporation News Release issued April 6, 2006*

*	Furnished, not filed.